                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                                 June 20, 2003

                                  ------------

                             AVONDALE INCORPORATED
             (Exact name of registrant as specified in its charter)


     Georgia                       33-68412                    58-0477150
-----------------                ------------            ----------------------
 (State or other                 (Commission                  (IRS Employer
  jurisdiction                   File Number)            Identification Number)
of incorporation)


  506 South Broad Street, Monroe, Georgia                          30655
  ---------------------------------------                          -----
  (Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (770) 267-2226


                                 Not applicable
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events and Required FD Disclosure.

         We are filing this Current Report on Form 8-K to disclose certain information about our business. In this Current Report, unless the context requires otherwise, references to "Avondale," "our company," "we," "our" and "us" refer to Avondale Incorporated and its subsidiaries. References to a "fiscal" year refer to our fiscal year, which ends on the last Friday in August, and may include 52 or 53 weeks. Whenever we refer to "EBITDA" in this Current Report, we have calculated it as described below under "EBITDA Reconciliation."

                                  Our Company

         We are a leading domestic manufacturer and marketer of cotton and cotton-blend fabrics and yarns used in the production of casual apparel and, to a lesser extent, home furnishings and industrial products. We design, manufacture and market a broad line of indigo-dyed denim for both branded and private label apparel producers of denim jeans, slacks, shorts, skirts and jackets as well as non-apparel producers of denim luggage, bags and other products. We also design and manufacture an extensive line of piece-dyed sportswear and workwear fabrics. Our sportswear fabrics are marketed to both branded and private label producers of casual, or khaki, slacks, shorts and skirts. Our workwear fabrics are marketed to producers of uniforms, career apparel and other workwear (shirts, slacks and jackets) that are distributed through either the rental or retail channels. We manufacture cotton and cotton-blend yarns, which are sold to knitters and weavers of apparel fabrics. We also manufacture specialty and coated fabrics, which are sold to the apparel, home furnishings and industrial markets.


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

                              Recent Developments

         We expect our net sales, EBITDA and net income (loss) to be approximately $152.3 million, $18.0 million and breakeven, respectively, for the thirteen weeks ended May 30, 2003 and approximately $461.1 million, $52.6 million and $1.1 million, respectively, for the thirty-nine weeks ended May 30, 2003. Net sales, EBITDA and net income (loss) were $182.5 million, $22.6 million and $4.3 million, respectively, for the thirteen weeks ended May 31, 2002 and $475.2 million, $44.0 million and $(5.8) million, respectively, for the thirty-nine weeks ended May 31, 2002.

         As of May 30, 2003, we had $23.0 million outstanding under our revolving credit facility, $18.9 million outstanding under our equipment note and an aggregate principal amount of $125 million outstanding under our senior subordinated notes due 2006. Our total debt, including current portion, as of May 30, 2003 was $166.9 million.

         We believe many of the factors affecting operating performance during the thirty-nine weeks ended May 30, 2003, including the impact of weak consumer demand, the imbalance of global supply and demand for textile and apparel products and the strength of the U.S. dollar compared to the Chinese Yuan and currencies of other Asian countries, will continue through the balance of fiscal 2003. In addition, raw material costs are expected to continue to increase over this same period. As a result, we expect net sales for fiscal 2003 will be below net sales in fiscal 2002 and EBITDA for fiscal 2003 will be equal to or below EBITDA for fiscal 2002.

         In response to the deterioration of domestic and regional demand for heather and stock-dyed open-end yarns over the past several years, in May 2003, we completed the closing of an open-end yarn manufacturing facility located in Alabama. We could not justify continued operation of this facility given the diminished volume and pricing for these products. Production of stock-dyed yarns for internal consumption by our apparel fabric operation will be shifted to other manufacturing facilities. In connection with this action, we recorded facility restructuring charges and other non-operating costs of $2.5 million during the thirteen weeks ended May 30, 2003.

                             EBITDA Reconciliation

         EBITDA is a supplemental non-GAAP financial measure. EBITDA is defined as net income (loss) plus (a) interest expense, net, (b) provision for (benefit of) income taxes, (c) discount and expenses on sales of receivables, (d) depreciation and amortization, (e) non-cash portion of facility restructuring charges and (f) plus or minus, as the case may be, adjustments to cost of goods sold made under the LIFO inventory valuation method. We have presented EBITDA because we believe that it is a widely accepted financial indicator of a company's ability to service indebtedness and is used by investors and analysts to evaluate companies in our industry. EBITDA is also used as a measure for certain covenants under certain of our debt facilities.

         However, EBITDA: (a) does not represent net income or cash flow from operations as defined by generally accepted accounting principles; (b) is not necessarily indicative of cash available to fund our cash flow needs; (c) should not be considered as an alternative to operating income, net income or cash flows from operating activities as determined in accordance with generally accepted accounting principles; and (d) should not be construed as a measure of our operating performance profitability or liquidity. EBITDA as calculated by us is not necessarily comparable to similarly titled measures reported by other companies.


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          The following table reconciles EBITDA on a consolidated basis to net income (loss) for the thirteen and thirty-nine weeks ended May 31, 2002 and May 30, 2003. Amounts presented in the table for the thirteen and thirty-nine weeks ended May 30, 2003 represent our estimates as of the date of this Current Report on Form 8-K.


                                                              Thirteen Weeks Ended        Thirty-Nine Weeks Ended
                                                              ----------------------      -----------------------
                                                              May 31,        May 30,      May 31,        May 30,
                                                               2002           2003         2002           2003
                                                              -------        -------      -------        -------

      Net income (loss)......................................   $ 4.3         $  --        $(5.8)         $ 1.1
      Interest expense, net..................................     5.1           4.3         15.3           13.4
      Discount and expenses on
       sale of receivables...................................     0.4           0.7          1.3            2.1
      Provision for (benefit of)
       income taxes..........................................     1.8            --         (4.7)           0.7
      Depreciation and amortization..........................    11.1          10.4         34.4           32.4
      Facility restructuring
       (non-cash portion)....................................     0.5           2.2          5.3            2.2
      Adjustment of carrying value of inventories
        to LIFO basis, net of market adjustment..............    (0.6)          0.4         (1.8)            0.7
                                                              -------        -------      -------        -------
      EBITDA ................................................   $22.6         $18.0        $44.0          $52.6
                                                              =======        =======      =======        =======





                           Forward-Looking Statements

         This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements generally preceded by, followed by or that include the words "believe," "expect," "anticipate," "plan," "estimate" or similar expressions. These statements include, among others, statements regarding our business outlook, anticipated financial and operating results, strategies, contingencies, working capital requirements, expected sources of liquidity, estimated amounts and timing of capital expenditures, estimated environmental compliance costs and other expenditures, and expected outcomes of litigation.

         Forward-looking statements reflect our current expectations and are not guarantees of performance. These statements are based on our management's beliefs and assumptions, which in turn are based on currently available information. Important assumptions relating to these forward-looking statements include, among others, assumptions regarding product demand, selling prices, raw material costs, timing and cost of capital expenditures, cost of environmental compliance, outcomes of pending litigation, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to, all of the risks discussed under "Risk Factors" below and the following:

         -        cyclical and competitive nature of the textile industry;

         - pressures on selling prices due to competitive and economic conditions;

         - deterioration of relationships with, or loss of, significant customers;

         - strength of the U.S. dollar versus the currencies of other textile producing countries;

         - changes in trade policies, including textile quotas and tariffs;

         -        ability to identify and respond to fashion trends;

         -        availability and pricing of cotton and other raw materials;

         -        changes in government policies affecting raw material costs;

         -        availability and desirability of technological advancements;

         -        retention of key management personnel;

         -        continued availability of financial resources;

         -        changes in environmental, health and safety regulations; and

         -        political or military responses to terrorist activities.


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         You should not place undue reliance on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

                                  Risk Factors

         The following are some of the factors that could cause our actual results to differ materially from the expected results described in our forward-looking statements:

         A DECLINE IN GENERAL ECONOMIC OR POLITICAL CONDITIONS AND THE CYCLICALITY OF THE TEXTILE INDUSTRY COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         Domestic demand for textile products, including consumer demand for textile products at the retail level, tends to vary with the business cycle of the U.S. economy as well as changes in global economic and political conditions. A decline in general economic conditions may adversely affect demand for our products, which could cause sales of our products to decrease. In addition, the popularity, supply and demand for particular textile products may change significantly from year to year based upon prevailing fashion trends and other factors. These factors historically have contributed to fluctuations in the sales and profitability of certain textile products and in our results of operations. A decline in the demand for textile products or an increase in the supply of textile products due to expansion of capacity within the textile industry, changes in fashion trends or deteriorating economic conditions could have a material adverse effect on our results of operations and financial condition.

         OUR INDUSTRY IS HIGHLY COMPETITIVE AND OUR SUCCESS DEPENDS ON OUR ABILITY TO COMPETE EFFECTIVELY.

         The textile industry is highly competitive. We sell our products primarily to domestic customers and compete with both large, vertically integrated textile manufacturers and numerous smaller companies specializing in limited segments of the market. Our competitors include both domestic and foreign companies, a number of which are larger in size, have significantly greater financial resources and, in the case of foreign competitors, lower labor costs than we do. Competition in the form of imported textile and apparel products, pricing strategies of domestic competitors and the proliferation of newly styled fabrics competing for fashion acceptance affect our business environment. The primary competitive factors in the textile industry include price, product styling and differentiation, quality, flexibility of production and finishing, delivery time and customer service. The needs of particular customers and the characteristics of particular products determine the relative importance of these various factors. To the extent that one or more of our competitors gains an advantage with respect to any key competitive factor, our business could be materially adversely affected. In addition, import protections given to foreign textile manufacturers could make our products less competitive and have a material adverse effect on our results of operations and financial condition.

         WE MAY BE UNABLE TO REVERSE DECLINES IN NET SALES OVER THE PAST SEVERAL YEARS.

         Our net sales have been in decline for the past several years. From fiscal 1998 to fiscal 2002, our net sales declined from $1,064.3 million to $659.7 million, a decrease of 38%. The majority of the decline can be attributed to macro-economic issues including global over-supply, a strong U.S. dollar, weak domestic retail sales, declining raw material costs and increased unemployment. A portion of the decline in net sales is the result of management's strategic decision to reduce its exposure to low-margin, commodity open-end yarn sales.

         Selling prices have remained very competitive during 2003 as domestic retail sales of apparel continued to reflect weak consumer demand and a general decline in consumer confidence reflective of the uncertainties presented by the current economic and political environment. In addition, the strength of the U.S. dollar in comparison to the currencies of many Asian countries continues to promote the importation of goods from those countries by U.S. retailers, exacerbating the already highly competitive market conditions resulting from the imbalance of global supply and demand for textile and apparel products. We expect these conditions to continue for the balance of fiscal 2003. Net sales for fiscal 2003 are expected to be below fiscal 2002 and we cannot be certain that our net sales will not continue to decline in future periods.

         WE HAVE SEVERAL CUSTOMERS THAT ACCOUNT FOR A LARGE PORTION OF OUR NET SALES. THE LOSS OF, OR SIGNIFICANT DECLINE IN OUR SALES TO, ANY OF OUR LARGE CUSTOMERS COULD ADVERSELY AFFECT OUR BUSINESS.

         VF Corporation, which has been one of our most significant customers for the last several years, accounted for approximately 20% and 18% of our net sales in fiscal 2002 and the twenty-six weeks ended February 28, 2003, respectively. While no other single customer accounted for more than 10% of our net sales in these periods, several customers accounted


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for more than 5% of our net sales. The loss of VF Corporation or other significant customers, or a significant reduction in their respective purchases, could have a material adverse effect on our results of operations and financial condition.

         FOREIGN IMPORTS CREATE SIGNIFICANT COMPETITION, WHICH MAY ADVERSELY AFFECT OUR BUSINESS.

         Imports of foreign-made textile and apparel products are a significant source of competition for us as well as other domestic textile manufacturers. Many foreign textile manufacturers have significantly lower labor costs than domestic textile manufacturers, and enjoy other competitive advantages such as favorable currency exchange rates against the U.S. dollar. Although we believe we generally are able to bring our products to market faster than comparable imported products, we may not be able to compete effectively with imported foreign-made textile products.

         U.S. GOVERNMENTAL POLICIES REGARDING IMPORTS COULD MAKE IT DIFFICULT FOR OUR PRODUCTS TO COMPETE EFFECTIVELY WITH IMPORTED TEXTILE PRODUCTS.

         The extent of import protection afforded by the U.S. government to domestic textile producers has been, and is likely to remain, subject to considerable domestic political deliberation and foreign considerations. In view of the labor cost advantages and the number of foreign products that compete with certain of our products, substantial elimination of import protection could have a material adverse effect on our business. In January 1995, the World Trade Organization, or the WTO, set forth the mechanisms by which world trade in textiles and clothing will be progressively liberalized with the elimination of quotas and the reduction of duties to take place over a 10-year period beginning in January 1995. The selection of products at each phase is made by each importing country and must be drawn from each of the four main textile groups: yarn, fabrics, madeup textiles and apparel. As it implements the WTO mechanisms, the U.S. government is negotiating bilateral trade agreements with developing countries (which generally are exporters of textile products) that are members of the WTO for the purpose of reducing their tariffs on imports of textiles and apparel. The elimination of quotas and reduction of tariffs under the WTO may result in increased imports of certain textile products and apparel into North America. These factors could make our products less competitive against low cost imports from developing countries.

         The North American Free Trade Agreement, or NAFTA, among the United States, Canada and Mexico, became effective on January 1, 1994, and has created the world's largest free-trade zone. The agreement contains safeguards sought by the U.S. textile industry, including a rule of origin requirement that products be processed in one of the three countries in order to benefit from NAFTA. In addition, NAFTA requires merchandise to be made from yarns and fabrics originating in North America in order to avoid trade restrictions. Thus, not only must apparel be made from North American fabric but the fabric must be woven from North American spun yarn.

         On May 2, 2000, the United States passed the United States--Caribbean Basin Trade Partnership Act, or CBTPA, and the Africa Growth and Opportunity Act, or AGOA. Under these acts, apparel manufactured in the Caribbean and Sub-Saharan regions using yarns or fabrics produced in the United States may be imported to the U.S. duty and quota free. In effect, this legislation extends the favorable trade terms afforded to Mexico under NAFTA to Caribbean and Sub-Saharan countries. The Andean Trade Promotion and Drug Eradication Act was enacted in 2002 to renew and enhance the Andean Trade Preference Act, or ATPA. Under the enhanced ATPA, apparel manufactured in Bolivia, Colombia, Ecuador and Peru using yarns and fabrics produced in the United States may be imported into the United States duty free through September 30, 2007, subject to an initial cap of 2% of total U.S. apparel imports, which increases by 1% annually to 5% in 2006 and 2007. This legislation effectively grants these four countries the favorable trade terms afforded Mexico and the Caribbean region. There can be no assurance that the removal of these barriers to trade will not, in the future, have a material adverse effect on our results of operations and financial condition.

         IF WE FAIL TO IDENTIFY FASHION TRENDS, WE COULD LOSE MARKET POSITION AND OUR FINANCIAL PERFORMANCE COULD BE NEGATIVELY IMPACTED.

         The demand for many of our products depends upon early identification of consumer preferences for fabric designs, colors and styles. A failure by us or our customers to identify fashion trends in time to introduce products and fabrics consistent with those trends could have an adverse effect on acceptance of our products by our customers and consumers and a corresponding adverse effect on our results of operations due to costs associated with failed product introductions and reduced sales.

         FLUCTUATIONS IN THE PRICE OF COTTON AND OTHER RAW MATERIALS OR SHORTAGES OF SUPPLY COULD ADVERSELY AFFECT OUR BUSINESS.

         Our primary raw material is cotton. By law, U.S. textile companies are generally prohibited from importing cotton, subject to certain exceptions that take effect primarily when U.S. cotton prices exceed world cotton prices for a period of


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time. From time to time, domestic cotton prices have exceeded world prices, which creates a competitive disadvantage for us and other domestic textile manufacturers. The U.S. government has taken legislative action to improve the price imbalance, but there can be no assurance that this will continue to be the case. U.S. cotton prices are also affected by general economic conditions as well as the demand for U.S. cotton in world markets and may increase or decrease depending on other market variables at the time. Prevailing cotton prices significantly impact our production costs, and price increases could have a material adverse effect on our results of operations and financial condition.

         We generally enter into cotton purchase contracts several months in advance of the scheduled date of delivery. Prices for such purchases are fixed either on the date of the contract or thereafter on a date prior to delivery and, as a result, we may be favorably or adversely affected if cotton prices fluctuate during the contract period. Periodically, we also purchase cotton futures and option contracts to hedge exposure to price fluctuations in cotton acquired from various suppliers. We cannot assure you that these transactions will not result in higher costs to us or will protect us from fluctuations in cotton prices.

         Further, since cotton is an agricultural product, its supply and quality are subject to forces of nature. Any material shortage or interruption in the supply, variations in the quality of cotton by reason of weather, infestations or any other factor that would result in an increase in the cost of cotton could have a material adverse effect on our results of operations and financial condition.

         We also use significant quantities of polyester in the manufacture of our products. The price of polyester is influenced by demand, manufacturing capacity and costs, petroleum prices, cotton prices and the cost of polymers used in producing polyester. Any significant prolonged petrochemical shortages could significantly decrease the availability of polyester and could cause a significant increase in the demand for cotton. Such conditions could decrease the availability of cotton and result in increased prices for cotton and polyester. Any of these events could have a material adverse effect on our results of operations and financial condition.

         IMPEDIMENTS TO OUR ABILITY TO ACCESS FUTURE TECHNOLOGICAL ADVANCES IN THE TEXTILE INDUSTRY COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         Future technological advances in the textile industry may result in the availability of new products or increase the efficiency of existing manufacturing and distribution systems. If a new technology becomes available that is more cost-effective or creates a competing product, we may be unable to access such technology or its use may involve substantial capital expenditures that we may be unable to finance. There can be no assurance that existing, proposed or yet undeveloped technologies will not render our technology less profitable or less viable, or that we will have available the financial and other resources to compete effectively against companies possessing such technologies. We are unable to predict which of the many possible future products and services will meet the evolving industry standards and consumer demands. There can be no assurance that we will be able to adapt to such technological changes or offer such products on a timely basis or establish or maintain competitive positions.

         A LOSS OF KEY MANAGEMENT COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

         Our success is dependent upon the talents and efforts of a small number of key management personnel including G. Stephen Felker, our chairman, president and chief executive officer, and Jack R. Altherr, Jr., our vice chairman and chief financial officer. The loss of such management personnel could have an adverse effect on our business.

         IF WE ARE UNABLE TO FUND OUR CAPITAL EXPENDITURE REQUIREMENTS, WE MAY FAIL TO REMAIN COMPETITIVE AND THEREFORE LOSE MARKET SHARE AND REVENUES.

         The textile manufacturing industry is capital intensive. Accordingly, to maintain our competitive position and our revenue base, we must continually modernize our manufacturing processes, plants and equipment. Over the last five fiscal years, we have made capital expenditures of approximately $250 million. We believe we will spend approximately $17 million on capital expenditures during fiscal 2003 for general maintenance and upgrade of facilities and equipment.

         We expect to finance our capital expenditures with cash from operations, borrowings and proceeds received in connection with sales of trade receivables and issuance of equity and debt securities. To the extent these sources of funds are insufficient to meet our ongoing capital improvement requirements, we would need to seek alternative sources of financing or curtail or delay capital spending plans. We cannot guarantee that we can obtain the necessary financing when needed or on terms acceptable to us. If we fail to make the capital improvements necessary to continue the modernization of our


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manufacturing operations and reduction of our costs, our competitive position may suffer, and our operating revenues may decline.

         COVENANTS IN OUR DEBT AGREEMENTS RESTRICT OUR ACTIVITIES AND COULD ADVERSELY AFFECT OUR BUSINESS.

         Our debt agreements contain various covenants that limit our ability and the ability of our subsidiaries to engage in a variety of transactions including:

         -        incurring additional indebtedness;

         - paying dividends or making other distributions on, redeeming or repurchasing capital stock;

         -        making investments or other restricted payments;

         -        engaging in transactions with affiliates;

         -        issuing capital stock of subsidiaries;

         -        selling assets; or

         -        effecting a consolidation or merger.

         These covenants limit our operational flexibility and could prevent us from taking advantage of business opportunities as they arise, growing our business or competing effectively. In addition, our revolving credit facility requires us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet these financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet these tests.

         A breach of any of these covenants or other provisions in our debt agreements could result in an event of default, which if not cured or waived, could result in such debt becoming immediately due and payable. This, in turn, could cause our other debt to become due and payable as a result of cross-acceleration provisions contained in the agreements governing such other debt. In the event that some or all of our debt is accelerated and becomes immediately due and payable, we may not have the funds to repay, or the ability to refinance, such debt.

         FUTURE DEBT THAT WE MAY INCUR COULD HAVE AN ADVERSE EFFECT ON OUR OPERATIONAL AND FINANCIAL FLEXIBILITY.

         Our level of indebtedness could have significant consequences to our business, including the following:

         - a substantial portion of our cash flow from operations will be dedicated to paying principal and interest on our debt, thereby reducing funds available for investments, acquisitions or other purposes;

         - a significant amount of debt could make us more vulnerable to changes in economic conditions or increases in prevailing interest rates;

         - our ability to obtain additional financing for investments, acquisitions or other purposes could be impaired;

         - the increase in the amount of debt we have outstanding will make it more difficult for us to comply with some of the covenants in our debt agreements which require us to maintain specified financial ratios; and

         - we may be more leveraged than some of our competitors, which may result in a competitive disadvantage.

         WE MUST COMPLY WITH NUMEROUS ENVIRONMENTAL, HEALTH AND SAFETY LAWS AND REGULATIONS, WHICH COULD INVOLVE SUBSTANTIAL COSTS. IF WE FAIL TO COMPLY, WE MAY HAVE TO PAY LARGE PENALTIES.

         We must comply with various federal, state and local environmental laws and regulations limiting, among other things, the discharge of pollutants and the use, storage, handling, release, discharge and disposal of a variety of substances, including some substances that contain constituents considered hazardous under environmental laws. Our dyeing and finishing operations result in the discharge of substantial quantities of wastewater and emissions to the atmosphere. Our operations also must comply with laws and regulations relating to workplace safety and worker health which, among other things, establish cotton dust, formaldehyde, asbestos and noise standards, and regulate the use of hazardous chemicals in the workplace. At several of our sites, soil or groundwater contamination from past operations is subject to investigation and cleanup. In addition, we are currently involved in an environmentally related lawsuit, and may be involved in others from time to time. We cannot assure you that our environmental or health and safety liabilities and costs will not increase materially in the future and have a material adverse effect on our cash flow.

         In addition, we cannot predict what environmental or health and safety legislation or regulations will be enacted in the future or how existing or future laws or regulations will be enforced, administered or interpreted. We also cannot predict the amount of future expenditures that may be required in order to comply with these environmental or health and safety laws or regulations. We have certain environmental matters pending, including two remediation matters, and we cannot assure you that the resolution of these matters, or the discovery of any additional sites alleged to have been contaminated by our operations or those of our predecessors, will not have an adverse effect on our results of operations and financial condition.

         WE MAY NOT SUCCESSFULLY IDENTIFY OR COMPLETE ACQUISITIONS, WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

         We have expanded our business partly through acquisitions and may continue to do so. We cannot assure you that we will succeed in:

         -        identifying suitable acquisition candidates;

         -        completing acquisitions;

         -        integrating acquired operations into our existing operations;
                  or

         -        expanding into new markets.

We also cannot assure you that future acquisitions will not have an adverse effect on our operating results, particularly in the fiscal quarters immediately following their completion while we integrate the operations of the acquired business. Once integrated, acquired operations may not achieve levels of revenues, profitability or productivity comparable with those achieved by our existing operations, or otherwise perform as expected. In addition, we may compete for acquisition and expansion opportunities with companies that have substantially greater resources. We do not presently have any agreements, arrangements or understandings regarding any particular acquisition.

         THE SITUATION IN IRAQ AND ANY FUTURE ARMED CONFLICT OR TERRORIST ACTIVITIES MAY ADVERSELY AFFECT THE U.S. ECONOMY.

         The U.S. and other countries recently engaged in a war in Iraq and are still engaged in that country. The duration and outcome of these activities are unknown. Events in Iraq could escalate geographically or prompt terrorist attacks against the U.S. or other countries. Events in Iraq and any future armed conflict or terrorist activities in the U.S. or abroad and any consequent actions on the part of the U.S. government and others, including further military action, may adversely affect general economic conditions in the U.S. Further deterioration of prevailing economic conditions in the U.S. could reduce demand for our products.

         OUR PRINCIPAL SHAREHOLDER HAS THE ABILITY TO EXERT SIGNIFICANT INFLUENCE ON OUR COMPANY AND ON MATTERS SUBJECT TO THE VOTE OF OUR SHAREHOLDERS.

         As of February 28, 2003, G. Stephen Felker, our chairman, president and chief executive officer, controlled approximately 73% of the outstanding combined voting power of our common stock. As a result, Mr. Felker is able to exercise control over Avondale Incorporated, including the ability to elect directors and vote on all matters requiring shareholder approval, including mergers, the sale of substantially all of our assets and other business combinations.

                                   Signatures
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                AVONDALE INCORPORATED


Date:  June 20, 2003            By:  /s/  Jack R. Altherr, Jr.
                                   --------------------------------------------
                                   Jack R. Altherr, Jr.
                                   Vice Chairman and
                                   Chief Financial Officer